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                                                                      EXHIBIT 22

                            CHATTEM INC. AND SUBSIDIARIES
                             SUBSIDIARIES OF THE COMPANY

   NAME OF SUBSIDIARY                         STATE OR COUNTRY OF INCORPORATION
------------------------                      ---------------------------------

Chattem (Canada) Inc.                                      Canada

Chattem (U.K.) Limited                                     England

HBA Insurance Ltd.                                         Bermuda

Signal Investment & Management Co.                         Delaware